UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

ARYX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33782	77-0456039
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6300 Dumbarton Circle Fremont, California	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 585-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, we were granted a hearing with a NASDAQ Stock Market, or NASDAQ, Hearings Panel, or the Panel, to present our plan to regain compliance with NASDAQ Listing Rule 5450(b)(2)(A), which requires the market value of our listed securities to be at least $50.0 million, and 5450(a)(1), which requires the bid price of our common stock to close at a minimum of $1.00 per share. On December 20, 2010, following our hearing with the Panel, NASDAQ advised us of the Panel’s decision to transfer the listing of our common stock from The NASDAQ Global Market to The NASDAQ Capital Market and continue our listing on that market, subject to certain conditions as outlined below. The transfer is effective at the opening of the NASDAQ trading session on December 21, 2010. Our common stock will continue to trade under the symbol “ARYX.”

The NASDAQ Capital Market is a continuous trading market that operates in the same manner as The NASDAQ Global Market. All companies listed on The NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ’s corporate governance standards.

In its decision, the Panel directed us to submit an application to transfer the listing of our common stock from The NASDAQ Global Market to The NASDAQ Capital Market no later than December 29, 2010. Provided our application is approved, the Panel has granted us until April 4, 2011 to regain compliance with the continued listing standards of the NASDAQ Capital Market except for the minimum $1.00 bid price requirement. We are also required to provide the Panel by April 4, 2011 an update on the status of our continuing financing objectives and provide the Panel pro-forma projections of our stockholders’ equity for 2011. We are required to regain compliance with the NASDAQ minimum $1.00 bid price requirement on or before May 23, 2011.  In order to regain compliance with the minimum $1.00 bid price requirement, the bid price for our common stock must close at $1.00 or more for a minimum of 10 consecutive business days any time preceding May 23, 2011.

The Panel noted that a compliance deadline until April 4, 2011 represents the full extent of the Panel’s authority to grant an exception and allow the continued listing of our common stock while we remain deficient in the continued listing standards of the NASDAQ Capital Market other than the minimum $1.00 bid price requirement. Should we be unable to meet NASDAQ’s continued listing standards by the deadlines prescribed by the Panel, the Panel indicated it will issue a final determination to delist our common stock and suspend trading of our common stock on The NASDAQ Stock Market, to be effective on the second business day from the date of the final determination.

Item 8.01.              Other Events.

On December 21, 2010, we issued a press release announcing the transfer of the listing of our common stock to The NASDAQ Capital Market described in Item 3.01 of this Current Report. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated December 20, 2010, entitled “ARYx Therapeutics to Transfer to the NASDAQ Capital Market.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 21, 2010

ARYX THERAPEUTICS, INC.

By:	/s/ David Nagler
David Nagler
Vice President, Corporate Affairs and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated December 20, 2010, entitled “ARYx Therapeutics to Transfer to the NASDAQ Capital Market.”